Exhibit 10.3

Contract on Leasing Plant and Dormitory in Qingxi Town

Party A (lessor): Dongguan Branch of Shenzhen Shangsha Industrial Co., Ltd.

Domicile:               Tel.:

Legal representative:

Party B (lessee): Dongguan CCSC Interconnect Electronic Technology Limited.

Domicile:               Tel.:

Legal representative:

Based on the principle of equality and mutual benefit, and in accordance with the Contract Law of the People’s Republic of China as well as other relevant laws and regulations, Party A agrees to lease the plant to Party B, and both parties hereby conclude the following contract on leasing the plant for mutual compliance through friendly negotiation:

I. Location, size, price and term of the leased plant:

1. Party A agrees to lease No. 1, No. 2 and No. 3 plants in Qingxi Industrial Park, Shangsha, Shenzhen, Yuliangwei Management Zone of No. 48, Puxing West Road, Yuliangwei Village, Qingxi Town, Dongguan City, with a total of 11,440 square meters, and No. 1, No. 2 and No. 3 dormitories, with a total of 6,210 square meters to Party B for use, and the total area is 17,650 square meters (hereinafter referred to as “the premise”).

2. The contract lease term is three years, from September 1, 2022 to August 31, 2027. Upon signing the contract, Party B shall pay two months’ rent of RMB five hundred and eighty two thousand four hundred and fifty only (RMB 582,450) as well as water and electricity deposit of RMB fifty thousand only (RMB 50,000), a total of RMB six hundred and thirty two thousand four hundred and fifty only (RMB 632,450) as the deposit. Party A shall issue a receipt to Party B when Party B pays the deposit; otherwise, Party B shall have the right to refuse to pay the deposit and shall not be liable for any loss or breach of contract. In the event that Party B unilaterally terminates the contract in advance before the contract period expires, Party A will not return the lease deposit to Party B. Upon expiration of the contract, Party B has the priority to rent under the same conditions. If Party B does not renew the lease, it shall restore the plant and dormitory to its original condition. After paying all expenses, Party A shall return the deposit to Party B without interest, and Party B shall not claim to use the deposit to cover the rent.

3. The rent of plant and dormitory is RMB 16.5 (excluding the management fee) square meter from September 1, 2022 to August 31, 2027 for the first 3 years; the total amount of the monthly rent is RMB two hundred and ninety one thousand two hundred and twenty five only (RMB 291,225); for the remaining final 2 years, the rent of plant and dormitory is RMB 18 (excluding the management fee) square meter; the total amount of the monthly rent is RMB three hundred and seventeen thousand seven hundred only (RMB 317,700); which shall be paid before the 5th day of each month, and Party B shall transfer the rent to the account designated by Party A. If Party B is in arrears with the rent, it shall notify Party A three days in advance and obtain Party A’s consent under special circumstances; otherwise, it shall pay an overdue fine to Party A, which is the number of days in arrears multiplied by 0.5% of the rent in arrears. Party A shall issue the rental invoice of last month and submit it to Party B before the end of each month. If party B fails to pay rent for more than 30 days, Party A shall have the right to cut off water and power.

4. The supporting facilities of the leased property: water supply, power supply, road, drainage, manhole cover, fire fighting facilities and other supporting facilities are in good condition and available for normal use by Party B.

5. Lease term: from September 1, 2022 to August 31, 2027.

II Management fee

Party A will collect management fee on behalf of the Yuliangwei Village Committee, Party B shall pay the management fee based on the size of the premises of 17,650 square meters at RMB2 per square meter. The monthly management fee is RMB 35,300 (excluding tax) and pay to Party A and Party A will pay to Yuliangwei Village Committee.

III. Obligations and Economic Responsibilities of Party A

1. Party A shall provide one 250KVA transformer and one 315KVA transformer to Party B, and pay the transfer and commissioning fees. After commissioning, Party B shall bear all the costs of the transformers. The quality of the transformer shall be approved by the power department before it can be put into use, and Party A shall ensure that the transformer complies with the relevant national fire safety regulations. If the power supply is insufficient due to Party B’s production, it shall bear the expenses for additional capacity.

2. Party A shall deliver the premise according to the current condition. Party B shall add and equip necessary fire fighting facilities such as fire extinguishers according to its own production characteristics and bear relevant expenses. The plant must be checked and accepted by the fire department before it can be put into production after the second decoration. Party A shall assist Party B in handling relevant procedures, and all expenses related to the second fire fighting shall be paid by Party B. If the government requires to transform the relevant facilities during the contract period, Party B shall bear the renovation expenses.

3. Party B can install some large production tools and corresponding supporting facilities in, outside and around the plant with the consent of Party A without affecting the structure and fire safety of the plant, but it shall restore the plant to its original appearance when returning to Party A. Except for temporary stacking within the scope designated by Party A, long-term occupation of public passageways is strictly prohibited.

4. Party A is obliged to repair the premise. If the premise and facilities within the premise are damaged or malfunctioned to prevent safe and normal use during Party B’s use, Party A shall make repairs in time after receiving Party B’s notice. In the event that Party A refuses to repair or delays repair, Party B may repair by itself or entrust others to repair, and the expenses incurred shall be borne by Party A. If the quality problems arising from the construction of the premise affect the use of Party B, both parties shall negotiate a solution. Such quality problems not attributable to Party B shall be handled by Party A and the corresponding expenses shall be borne by Party A.

5. During the lease term, Party A shall be responsible for paying the real estate tax, land tax, lease tax and other government expenses incurred by the premise (excluding taxes and fees incurred by Party B’s operation).

6. If the contract is terminated due to Party A’s reasons, Party A shall bear all resulting losses (including but not limited to decoration costs and loss of business suspension).

IV. Obligations and Economic Responsibilities of Party B

1. Party B shall pay the monthly rent and utilities on time and shall not be in arrears; otherwise, Party A shall have the right to terminate the contract.

2. Party B shall pay the utilities to the local charging unit and copy the invoice to Party A every month.

3. Party B shall bear the annual inspection and daily maintenance expenses of the plant, transformer fire fighting facilities and elevators, and shall return them to Party A in good condition upon expiration of the contract.

4. Party B can only use the leased premise without the ownership. Upon expiration of the contract, the unmovable part invested by Party B shall be owned by Party A and the movable part shall be owned by Party B.

5. Party B shall be liable for any personal safety or property disputes occurred during the lease term (from September 1, 2022 to August 31, 2027), which has nothing to do with Party A. If the above disputes involve Party A, Party A shall participate in the settlement.

6. Party B shall voluntarily pay all the expenses stipulated by relevant departments of the national and local governments.

7. If any quality problems are caused by Party B’s improper use of the premise, Party B shall make repairs in time and bear the expenses. If Party B refuses to repair, Party A may repair by itself or entrust others to repair, and the expenses shall be borne by Party B.

V. Insurance

1. All buildings in the factory are the property of Party A, so Party A shall be responsible for purchasing insurance.

2. The production equipment and raw materials in the factory are the property of Party B and shall be insured by Party B.

3. In case of water, fire or natural disasters, Party A and Party B shall apply to the insurance company for compensation respectively.

VI. In case of one of the following conditions during the contract period, Party A shall have the right to terminate the contract, and Party B shall compensate Party A for any loss caused thereby:

1. Party B uses the leased premise for illegal activities;

2. Without the consent of Party A, Party B fails to pay the rent for more than 30 days or the rent in arrears of RMB 291,225;

3. Without the consent of Party A, Party B changes the purpose or structure of the leased premise;

4. Without the consent of Party A, Party B sub-leases the premise to others;

5. Party B violates the agreement and does not bear the maintenance responsibility or cost attributable to Party B, causing serious damage to the premise or facilities. If Party A unilaterally terminates the contract based on the above circumstances, Party A shall notify Party B to move out the leased premise in written form, and all the fees owed by Party B shall be fully paid at the time of withdrawal. Party A will not return the rent deposit paid by Party B.

VII. In case of one of the following conditions, Party B shall have the right to terminate the contract, and Party A shall compensate two months’ rent to Party B:

1. Party A delays delivering the leased premise for more than 30 days;

2. Before the contract period expires, Party A takes back the leased premise without authorization;

3. Party B cannot produce normally because Party A fails to go through the relevant government procedures;

4. Party A fails to perform its repair obligations and causes Party B to suspend production or business;

VIII. If the contract expires or is terminated in advance, Party B must move out of the leased premise within 15 days. If Party B fails to move out within the prescribed time limit, it shall pay the occupancy fee twice of the agreed rent. Moreover, the property left by Party B in the leased premise shall be regarded as abandoned, and Party A shall have the right to dispose of it at will. All losses of Party B shall be borne by itself.

IX. If the lease contract cannot be performed due to serious losses of the premise caused by force majeure (such as typhoon, earthquake, etc.), this lease contract can be terminated. Party A shall return the deposit paid by Party B, and both parties shall be exempted from liability for breach of contract. If the premise is expropriated and requisitioned by the state, which leads to the normal performance of the contract during the performance of the contract, both parties shall not be liable for breach of contract, and the contract shall be terminated naturally. If the compensation obtained by Party A belongs to relocation and decoration expenses, Party A pay Party B, and Party A shall also return the remaining rent and deposit to Party B.

X. Party A ensures that it has no property dispute with any third party in respect of the premise; otherwise, all losses of Party B caused thereby shall be borne by Party A. Party A ensures that the title to the premise is free from dispute or legal restriction. If the premise has been mortgaged, Party A shall present the mortgagee’s written consent to lease the premise. At the same time, in the event that Party B is unable to continue renting the premise due to the property right, Party A shall compensate Party B for all losses caused thereby, including but not limited to the decoration expenses, loss of business operation and relocation expenses.

XI. If there is any imperfection in this contract, both parties shall negotiate to solve it through friendly cooperation. If negotiation fails, they may file a lawsuit to the people’s court in the place where Party A is located.

XII. Unaccomplished matters of this contract shall be solved by both parties through negotiation. A supplementary agreement may be signed separately, which shall have the same legal effect as this Contract. In case of any inconsistency, the supplementary agreement shall prevail. Neither party shall modify this contract in any form (including but not limited to handwriting); otherwise, the modification shall be invalid.

XIII. This contract is made in duplicate with Party A and Party B holding one copy respectively with the legal effect, which will come into force upon being signed by both parties’ representatives or stamping with the official seal or special seal for contract.

Party A (seal): Dongguan Branch of Shenzhen Shangsha Industrial Co., Ltd.

Authorized representative (signature):

Phone number:

Party B (seal): Dongguan CCSC Interconnect Electronic Technology Limited.

Authorized representative (signature):

Phone number:

Signing date: June 30, 2022

Official seal: Dongguan Branch of Shenzhen Shangsha Industrial Co., Ltd. (sealed)

Official seal: Dongguan CCSC Interconnect Electronic Technology Limited (sealed)

4